Exhibit 99.1

FOR IMMEDIATE RELEASE

LIVE NATION REPORTS THE CONCERT BUSINESS IS HEALTHY WITH ROBUST

PERFORMANCE FOR SECOND QUARTER 2008

- Number of live concerts produced in the second quarter of 2008 up 42% over last year -

- Total attendance at these concerts increased 14% as compared to 2007 -

- Total revenue per fan attending our concerts increased 6% over prior year -

LOS ANGELES – August 7, 2008 – Live Nation (NYSE: LYV) released financial results for the three months ended June 30, 2008 today.

Quarterly Summary Results

$ in millions (except per share amounts)
	Q2 2008	Q2 2007
Revenue	$1,159.8	$986.3
Adjusted Operating Income	$58.4	$40.6
Operating Income	$23.7	$32.2
Free Cash Flow	$25.7	$1.5
Net Income	$1.2	$9.9
Basic and Diluted EPS	$0.02	$0.15

“The concert environment remains strong and the fundamentals of our core business continue to improve,” said Michael Rapino, President and Chief Executive Officer of Live Nation. “Despite the economy, our business achieved growth during the quarter in the number of concerts, ticket sales and the per fan revenue/spend. We have two priorities in 2008 – to continue to grow our concert business and to prepare to vertically expand into the ticketing business. Our core business is buying and producing concert rights and monetizing the live experience through our distribution pipe. We were successful in growing both. We believe we are on plan to launch our ticketing operation on January 1st, 2009, which will complete our connection to the fan and transform Live Nation into the only music company that is vertically integrated from artist to fan as a direct distributor.”

Highlights:

•

Expanded our global festival footprint to 30 after acquiring a controlling interest in France’s Main Square festival, which will serve as a strong base from which to launch additional festivals in France, the fifth largest music market in the world.

•

Successfully launched Pemberton festival, which drew a full capacity of over 40,000 people in attendance and was the first festival where we handled ticketing, website, merchandise and creative services in addition to promoting the event.

•

Provided services through our Artist Nation segment to a total of 895 artists during the first six months of 2008. In addition, we reached agreements to acquire long-term rights for Nickelback and Shakira.

Below are what we believe to be our key metrics related to our businesses:

METRICS

(Unaudited; $ in millions except as noted)

Key Drivers	Q2 2008	Q2 2007	Variance (Qtr.)	6 months 2008	6 months 2007	Variance (YTD)
Rights Acquisitions - Global Music Businesses
Talent Costs and Other Event Direct Operating Expenses	$902.4	$746.2	20.9%	$1,293.1	$1,026.8	25.9%
Talent and Other Event Expenses as % of Total Revenue	80.4%	80.2%		79.8%	78.6%
Number of Live Rights (Concerts) (est.)	5,848	4,134	41.5%	10,354	7,387	40.2%
Number of Ancillary Live Rights – as of date (est.)	895	n/a	n/a	895	n/a	n/a
Revenue Recognized for Artists Services/Ancillary Live Rights	$53.4	n/a	n/a	$89.2	n/a	n/a
Distribution Platform - Global Music Businesses
Total Attendance (est.)	13,655,000	12,004,000	13.8%	21,716,000	18,113,000	19.9%
International Music Festival Attendance (est.)	284,000	501,000	(43.3)%	284,000	501,000	(43.3)%
Ancillary Revenue per Attendee – NA Music Amps only	$17.46	$17.00	2.7%	$17.45	$17.18	1.6%
Total Revenue per Attendee (Fan)	$82.18	$77.51	6.0%	$74.65	$72.11	3.5%
Sponsorship Data - Global Music and Ticketing Businesses
Number of Sponsors – as of date (est.)	623	747	(16.6)%	623	747	(16.6)%
Sponsorship Revenue Recognized	$44.7	$49.9	(10.4)%	$62.2	$68.2	(8.8)%
Average Sponsorship Revenue per Sponsor (rounded, whole $)	$72,000	$67,000	7.5%	$100,000	$91,000	9.9%

FINANCIAL HIGHLIGHTS - 2nd QUARTER

	Q2 2008	Q2 2007	Growth
	$ in millions
Revenue
North American Music	$619.7	$466.6	32.8%
International Music	377.2	335.2	12.5%
Artist Nation	125.3	128.6	(2.6)%
Ticketing	7.3	2.9	151.7%
Other and Eliminations	30.3	53.0	(42.8)%

	$1,159.8	$986.3	17.6%

				Margins
				Q2 2008	Q2 2007
Adjusted Operating Income (Loss)
North American Music	$50.6	$14.9	239.6%	8.2%	3.2%
International Music	25.4	30.0	(15.3)%	6.7%	8.9%
Artist Nation	(3.3)	1.5	* *	(2.6)%	1.2%
Ticketing	(2.7)	(1.1)	* *	(37.0)%	(37.9)%
Other and Eliminations	(1.1)	2.6	* *	(3.6)%	4.9%
Corporate	(10.5)	(7.3)	(43.8)%

	$58.4	$40.6	43.8%	5.0%	4.1%

Operating Income (Loss)
North American Music	$35.4	$7.1	398.6%	5.7%	1.5%
International Music	19.7	39.2	(49.7)%	5.2%	11.7%
Artist Nation	(13.5)	(1.8)	* *	(10.8)%	(1.4)%
Ticketing	(4.3)	(1.8)	* *	(58.9)%	(62.1)%
Other and Eliminations	(2.3)	—	* *	(7.6)%	0.0%
Corporate	(11.3)	(10.5)	(7.6)%

	$23.7	$32.2	(26.4)%	2.0%	3.3%

**	percentages are not meaningful

The highlights of our financial information for the second quarter of 2008 as compared to the second quarter of 2007 are as follows:

Revenue change – Total increase of $173.5 million, primarily driven by:

•	$95.1 million – Strong amphitheater and arena events in North American Music driven by increased events, attendance and higher ticket prices.

•	$58.0 million – Acquisition of HOB Canada in North American Music.

•	$28.6 million – Acquisitions of
•	AMG, DF Concerts and Heineken Music Hall in International Music.

•

($19.2) million – Decline in International Music due to the timing of festivals in Belgium and the United Kingdom, reduced ticket sales for the Download festival and The Point closure in Ireland partially offset by stronger promotion activity in the United Kingdom and Italy.

•	$37.3 million – Acquisitions of Signatures and Anthill in Artist Nation (previously referred to as Global Artists).

•	($40.5) million – Decline in the volume of global tours during the quarter impacted Artist Nation.

•	$37.2 million – Foreign exchange movements, primarily in International Music.

Adjusted Operating Income (Loss) change – Total improvement of $17.8 million, primarily driven by:

•	$5.7 million – Acquisitions of HOB Canada in North American Music, AMG and Heineken Music Hall in International Music and Signatures and Anthill in Artist Nation.

•

$34.9 million – Improvement in North American Music operating results driven by strong amphitheater and arena results due to increased events and attendance and also a $10.1 million reduction in selling, general and administrative expenses related to legal and other cost reductions.

•	($8.1) million – Decline in International Music primarily due to timing of festivals and The Point closure.

•	($6.2) million – Timing of global tours and increased salary and consulting expenses related to building infrastructure for Artist Nation.

•

($3.7) million – Decline in other operations primarily due to a $6.4 million reduction in our Events division driven by underperforming non-music touring productions based on low event results and high production costs.

Operating Income (Loss) change – Total decrease of $8.5 million, primarily driven by:

•	$17.8 million – Overall improvement in Adjusted Operating Income (Loss) noted above.

•

($8.9) million – Increase in depreciation and amortization expense due primarily to $5.1 million increase in Artist Nation for amortization of intangible assets related to the CPI acquisition and artist rights agreements.

•

($18.4) million – Decreased gain on sale of operating assets primarily due to gains recorded in 2007 on the sale of an amphitheater in Nashville, an office building in San Francisco and two mid-sized music venues in London, partially offset by a loss in 2007 on a non-core asset.

Other Information –

•

We continue to expand our sponsorship relationships with key companies across the world such as Citi, Wrigley, MBNA, O2 and Verizon. By expanding into more strategic partnerships, we have eliminated lower-value agreements, reducing our overall number of sponsors but increasing our average sponsorship dollars per sponsor. For the second quarter of 2008, our average sponsorship revenue dollar per sponsor increased by 8%. For the full-year of 2008, we currently expect that our total sponsorship revenue will increase over 2007.

FINANCIAL HIGHLIGHTS - SIX MONTHS ENDED JUNE 30

	6 months 2008	6 months 2007	Growth
	$ in millions
Revenue
North American Music	$919.8	$714.9	28.7%
International Music	506.1	439.8	15.1%
Artist Nation	195.2	151.4	28.9%
Ticketing	13.0	4.2	* *
Other and Eliminations	162.2	196.3	(17.4)%

	$1,796.3	$1,506.6	19.2%

				Margins
				6 months 2008	6 months 2007
Adjusted Operating Income (Loss)
North American Music	$33.8	$(4.1)	* *	3.7%	(0.6)%
International Music	26.5	30.6	(13.4)%	5.2%	7.0%
Artist Nation	(12.5)	(3.2)	* *	(6.4)%	(2.1)%
Ticketing	(6.0)	(2.9)	* *	(46.2)%	(69.0)%
Other and Eliminations	34.3	33.4	2.7%	21.1%	17.0%
Corporate	(19.7)	(15.9)	(23.9)%

	$56.4	$37.9	48.8%	3.1%	2.5%

Operating Income (Loss)
North American Music	$2.9	$(26.5)	* *	0.3%	(3.7)%
International Music	12.7	35.3	(64.0)%	2.5%	8.0%
Artist Nation	(31.3)	(10.5)	* *	(16.0)%	(6.9)%
Ticketing	(8.2)	(4.3)	(90.7)%	(63.1)%	* *
Other and Eliminations	33.6	22.9	46.7%	20.7%	11.7%
Corporate	(24.5)	(21.5)	(14.0)%

	$(14.8)	$(4.6)	* *	(0.8)%	(0.3)%

**	percentages are not meaningful

The highlights of our financial information for the six-month period ended June 30, 2008 as compared to the same period in 2007 are as follows:

Revenue change – Total increase of $289.7 million, primarily driven by:

•	$94.9 million – Acquisition of HOB Canada in North American Music.

•

$110.0 million – Increase in North American Music primarily due to strong results from arena tours and an increase in events, attendance and average ticket prices at our owned and/or operated amphitheaters and third-party venues.

•	$44.7 million – Acquisitions of AMG, Heineken Music Hall and DF Concerts in International Music.

•

($21.8) million – Decline in International Music due to the timing of festivals in Belgium and the United Kingdom, reduced revenues for the Download festival in the United Kingdom, closure of The Point in Ireland for renovation and lower promotion-related revenues in Holland and France. These declines in revenue were partially offset by increased promotion revenue in the United Kingdom and Italy due to strong stadium events.

•	$61.6 million – Acquisitions of Signatures and Anthill in Artist Nation.

•	($17.8) million – Decline in the volume of global tours impacted Artist Nation.

•

($17.6) million – Reduced revenue due to our sale of a non-core production in the first quarter of 2007 and fewer productions and touring shows in our United Kingdom theatrical operations, reported in “other operations”.

•	$54.1 million – Foreign exchange movements, primarily in International Music.

Adjusted Operating Income (Loss) change – Total improvement of $18.5 million, primarily driven by:

•	$9.9 million – Acquisitions of HOB Canada in North American Music, AMG and Heineken Music Hall in International Music and Signatures and Anthill in Artist Nation.

•

$36.2 million – Increase in North American Music primarily due to strong results from arena tours and an increase in events and attendance at our owned and/or operated amphitheaters and third-party venues, in addition to an $11.3 million reduction in selling, general and administrative expenses related to legal and other cost reductions.

•

($11.5) million – Decline in International Music due to timing of festival event days and closure of The Point in Ireland. These declines were partially offset by increased promotion activity in the United Kingdom due to strong stadium events.

•	($10.1) million – Reduced volume in global tours and increased salary and consulting expenses related to building infrastructure for Artist Nation.

•	($3.1) million – Increased costs to build our infrastructure in Ticketing (previously referred to as Global Digital).

•

$0.9 million – Other operations increased slightly primarily due to improved results in our Motor Sports division based on an increase in events offset by an $8.5 million reduction in our Events division driven by underperforming non-music touring productions based on low event results and high production costs.

Operating Income (Loss) change – Total decrease of $10.2 million, primarily driven by:

•	$18.5 million – Overall improvement in Adjusted Operating Income (Loss) noted above.

•

($16.2) million – Increase in depreciation and amortization expense due primarily to increases in our Artist Nation and International Music segments of $10.3 million and $4.8 million, respectively, due to amortization of intangible assets for the AMG and CPI acquisitions along with intangible assets related to artist rights agreements.

•

($12.4) million – Decreased gain on sale of operating assets compared to the same period of the prior year primarily due to gains recorded in 2007 on the sale of an amphitheater in Nashville, two mid-sized music venues in London and two non-core assets.

Other information

•

For the six months ended June 30, 2008, maintenance capital expenditures were $19.0 million, a slight decrease as compared to last year. We also incurred $57.1 million of capital expenditures for revenue generating projects during the six-month period ended June 30, 2008 due to the development and renovation of various venues including The Point in Ireland, two House of Blues clubs and a new AMG venue in Sheffield, England.

•

As of June 30, 2008, our cash and cash equivalents were $453.4 million and our total long-term debt was $794.1 million with no balance outstanding on our revolving credit facility. Free cash as of June 30, 2008 was ($83.1) million.

About Live Nation:

Live Nation is the future of the music business. With the most live concerts, music venues and festivals in the world and the most comprehensive concert search engine on the web, Live Nation is revolutionizing the music industry: onstage and online. Headquartered in Los Angeles, California, Live Nation is listed on the New York Stock Exchange, trading under the symbol “LYV”.

Conference Call:

The company will host a teleconference today, August 7th, 2008 at 5:00 p.m. Eastern Time, which can be accessed by dialing 888-603-6873 (U.S.) or 973-321-1019 (Int’l) and referencing passcode 57200043. To access the call via webcast, please visit the Investor Relations section of the company’s website at www.livenation.com/investors. Additional statistical and financial information to be provided on the call, if any, will be posted supplementally under that same link.

Media Contact:	Investor Contact:

John Vlautin Live Nation 310-867-7000	Brad Edwards Brainerd Communicators, Inc. 212-986-6667

CONSOLIDATED STATEMENTS OF OPERATIONS (UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2008	2007	2008	2007
	(in thousands except share and per share data)
Revenue	$1,159,800	$986,277	$1,796,251	$1,506,589
Operating expenses:
Direct operating expenses	920,200	776,262	1,388,882	1,149,551
Selling, general and administrative expenses	173,098	163,442	334,714	305,909
Depreciation and amortization	33,223	24,347	67,600	51,409
Gain on sale of operating assets	(916)	(19,269)	(2,291)	(14,694)
Corporate expenses	10,474	9,263	22,115	19,059

Operating income (loss)	23,721	32,232	(14,769)	(4,645)
Interest expense	14,434	15,248	30,361	30,176
Interest income	(3,266)	(4,290)	(4,841)	(6,927)
Equity in losses (earnings) of nonconsolidated affiliates	1,136	(2,875)	1,425	(3,218)
Minority interest expense (income)	(2,241)	3,520	(4,483)	525
Other income — net	(264)	(307)	(1,115)	(354)

Income (loss) from continuing operations before income taxes	13,922	20,936	(36,116)	(24,847)
Income tax expense:
Current	9,907	14,468	13,215	16,665
Deferred	2,641	485	5,662	4,189

Income (loss) from continuing operations	1,374	5,983	(54,993)	(45,701)
Income (loss) from discontinued operations, net of tax	(139)	3,939	20,826	10,574

Net income (loss)	1,235	9,922	(34,167)	(35,127)
Other comprehensive income , net of tax	1,452	9,986	11,888	9,483

Comprehensive income (loss) )	$2,687	$19,908	$(22,279)	$(25,644)

Basic income (loss) per common share:
Income (loss) from continuing operations	$0.02	$0.09	$(0.73)	$(0.70)
Income from discontinued operations	—	0.06	0.28	0.16

Net income (loss)	$0.02	$0.15	$(0.45)	$(0.54)

Diluted income (loss) per common share:
Income (loss) from continuing operations	$0.02	$0.09	$(0.73)	$(0.70)
Income from discontinued operations	—	0.06	0.28	0.16

Net income (loss)	$0.02	$0.15	$(0.45)	$(0.54)

Weighted average common shares outstanding:
Basic	75,720,739	65,521,804	75,352,837	65,510,822

Diluted	76,898,595	67,702,746	75,352,837	65,510,822

CONSOLIDATED BALANCE SHEETS

	June 30, 2008	December 31, 2007
	(unaudited)	(audited)
	(in thousands)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$453,368	$338,991
Accounts receivable, less allowance of $12,531 as of June 30, 2008 and $18,928 as of December 31, 2007	384,292	264,316
Prepaid expenses	377,460	186,379
Other current assets	58,484	44,722

Total Current Assets	1,273,604	834,408
PROPERTY, PLANT AND EQUIPMENT
Land, buildings and improvements	965,333	1,018,079
Furniture and other equipment	243,576	236,320
Construction in progress	102,541	51,725

	1,311,450	1,306,124
Less accumulated depreciation	405,140	391,079

	906,310	915,045

INTANGIBLE ASSETS
Intangible assets — net	511,892	382,999
Goodwill	502,206	471,542
OTHER LONG-TERM ASSETS
Notes receivable, less allowance of $745 as of June 30, 2008 and December 31, 2007	1,589	1,703
Investments in nonconsolidated affiliates	22,915	23,443
Other long-term assets	141,029	122,963

Total Assets	$3,359,545	$2,752,103

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES
Accounts payable	$122,813	$79,273
Accrued expenses	471,341	511,636
Deferred revenue	782,300	259,868
Current portion of long-term debt	67,184	36,345
Other current liabilities	78,149	18,348

Total Current Liabilities	1,521,787	905,470
Long-term debt	726,898	786,261
Other long-term liabilities	139,138	91,465
Minority interest liability	72,309	61,841
Series A and Series B redeemable preferred stock	40,000	40,000
Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY
Common stock	761	749
Additional paid-in capital	959,090	940,848
Retained deficit	(165,108)	(130,941)
Cost of shares held in treasury	(3,628)	—
Accumulated other comprehensive income	68,298	56,410

Total Shareholders’ Equity	859,413	867,066

Total Liabilities and Shareholders’ Equity	$3,359,545	$2,752,103

CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)

	Six Months Ended June 30,
	2008	2007
	(in thousands)
CASH FLOWS FROM OPERATING ACTIVITIES
Net loss	$(34,167)	$(35,127)
Reconciling items:
Depreciation	37,914	39,117
Amortization of intangibles	29,853	13,596
Deferred income tax expense	5,662	4,121
Amortization of debt issuance costs	1,630	618
Non-cash compensation expense	5,864	5,799
Gain on sale of operating assets	(21,117)	(14,806)
Gain on sale of other investments	—	(64)
Equity in losses (earnings) of nonconsolidated affiliates	1,425	(3,218)
Minority interest expense (income)	(4,467)	427
Changes in operating assets and liabilities, net of effects of acquisitions and dispositions:
Increase in accounts receivable	(100,290)	(152,759)
Increase in prepaid expenses	(177,960)	(217,800)
Increase in other assets	(55,857)	(43,698)
Increase in accounts payable, accrued expenses and other liabilities	33,261	90,429
Increase in deferred revenue	530,607	528,341
Decrease in other — net	43	—

Net cash provided by operating activities	252,401	214,976
CASH FLOWS FROM INVESTING ACTIVITIES
Collection of notes receivable	88	1,857
Advances to notes receivable	—	(12,880)
Distributions from nonconsolidated affiliates	3,799	5,956
Investments made to nonconsolidated affiliates	(250)	(23,890)
Proceeds from disposal of other investments	—	3,616
Purchases of property, plant and equipment	(76,082)	(39,462)
Proceeds from disposal of operating assets, net of cash divested	23,127	60,195
Cash paid for acquisitions, net of cash acquired	(65,454)	(25,316)
Purchases of intangible assets	(5,981)	—
Decrease (increase) in other — net	(4)	417

Net cash used in investing activities	(120,757)	(29,507)
CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds from long-term debt, net of debt issuance costs	52,887	87,051
Payments on long-term debt	(81,945)	(118,765)
Contributions from minority interest partners	8,847	—
Distributions to minority interest partners	(402)	(4,020)
Proceeds from exercise of stock options	—	424
Payments for purchases of common stock	(3,628)	—

Net cash used in financing activities	(24,241)	(35,310)
Effect of exchange rate changes on cash	6,974	2,622
Net increase in cash and cash equivalents	114,377	152,781
Cash and cash equivalents at beginning of period	338,991	313,880

Cash and cash equivalents at end of period	$453,368	$466,661

Forward Looking Statements, Non-GAAP Financial Measures and Reconciliations:

Certain statements in this press release constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, but are not limited to, statements regarding the potential health and growth of Live Nation’s business and the live music industry generally in 2008; the company’s anticipated achievement of its strategic objectives; the company’s intention to launch its ticketing operations and the anticipated benefits of its ticketing strategy; and the company’s anticipated growth in total sponsorship revenue for 2008. Live Nation wishes to caution you that there are some known and unknown factors that could cause actual results to differ materially from any future results, performance or achievements expressed or implied by such forward-looking statements, including but not limited to operational challenges in achieving strategic objectives and executing on the company’s plans, the risk that the company’s markets do not evolve as anticipated, the potential impact of any general economic slowdown, operational challenges associated with building out the company’s ticketing operations and competition for corporate sponsors and in the live music industry generally.

Live Nation refers you to the documents it files from time to time with the U.S. Securities and Exchange Commission, specifically the section titled “Item 1A. Risk Factors” of the company’s most recent Annual Report filed on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, which contain and identify other important factors that could cause actual results to differ materially from those contained in the company’s projections or forward-looking statements. You are cautioned not to place undue reliance on these forward-looking statements which speak only as of the date on which they are made. All subsequent written and oral forward-looking statements by or concerning Live Nation are expressly qualified in their entirety by the cautionary statements above. Live Nation does not undertake any obligation to publicly update or revise any forward-looking statements because of new information, future events or otherwise.

This press release contains certain non-GAAP financial measures as defined by SEC Regulation G. A reconciliation of each such measure to its most directly comparable GAAP financial measure, together with an explanation of why management believes that these non-GAAP financial measures provide useful information to investors, is provided below.

Adjusted Operating Income (Loss) is a non-GAAP financial measure that the company defines as operating income (loss) before depreciation and amortization, loss (gain) on sale of operating assets and non-cash compensation expense. The company uses Adjusted Operating Income (Loss) to evaluate the performance of its operating segments. The company believes that information about Adjusted Operating Income (Loss) assists investors by allowing them to evaluate changes in the operating results of the company’s portfolio of businesses separate from non-operational factors that affect net income, thus providing insights into both operations and the other factors that affect reported results. Adjusted Operating Income (Loss) is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of Adjusted Operating Income (Loss) as a performance measure is that it does not reflect the periodic costs of certain capitalized tangible and intangible assets used in generating revenue in the company’s business. Accordingly, Adjusted Operating Income (Loss) should be considered in addition to, and not as a substitute for, operating income (loss), net income (loss), and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, Adjusted Operating Income (Loss) as presented herein may not be comparable to similarly titled measures of other companies.

Free Cash Flow is a non-GAAP financial measure that the company defines as Adjusted Operating Income (Loss) less maintenance capital expenditures, less net interest expense, less cash taxes, less distributions to minority interest partners plus distributions from investments in nonconsolidated affiliates net of contributions to investments in nonconsolidated affiliates. The company uses free cash flow, among other measures, to evaluate the ability of its operations to generate cash that is available for purposes other than maintenance capital expenditures. The company believes that information about free cash flow provides investors with an important perspective on the cash available to service debt and make acquisitions. Free cash flow is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash flow as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash flow should be considered in addition to, and not as a substitute for, operating income (loss) and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash flow as presented above may not be comparable to similarly titled measures of other companies.

Free Cash is a non-GAAP financial measure that the company defines as cash and cash equivalents less event-related deferred income, less accrued artist fees, less collections on behalf of others plus prepaids related to artist settlements/events. The company uses free cash as a proxy for how much cash it has available to, among other things, optionally repay debt balances, make acquisitions and finance new venue expenditures. Free cash is not calculated or presented in accordance with U.S. generally accepted accounting principles. A limitation of the use of free cash as a performance measure is that it does not necessarily represent funds available for operations and it is not necessarily a measure of our ability to fund our cash needs. Accordingly, free cash should be considered in addition to, and not as a substitute for, cash and cash equivalents and other measures of financial performance reported in accordance with U.S. GAAP. Furthermore, this measure may vary among other companies; thus, free cash as presented herein may not be comparable to similarly titled measures of other companies.

Reconciliations of Non-GAAP Measures to Their Most Directly Comparable GAAP Measures (Unaudited)

Reconciliation of Adjusted Operating Income (Loss) to Operating Income (Loss) –Second Quarter and Six Months ended June 30

	Adjusted operating income (loss)	Non-cash compensation expense	Loss (gain) on sale of operating assets	Depreciation and amortization	Operating income (loss)
	($ in millions)

	For the three months ended June 30, 2008

North American Music	$50.6	$0.2	$—	$15.0	$35.4
International Music	25.4	—	—	5.7	19.7
Artist Nation	(3.3)	2.2	—	8.0	(13.5)
Ticketing	(2.7)	—	—	1.6	(4.3)
Other and Eliminations	(1.1)	—	(1.0)	2.2	(2.3)
Corporate	(10.5)	—	0.1	0.7	(11.3)

Total Live Nation	$58.4	$2.4	$(0.9)	$33.2	$23.7

	For the three months ended June 30, 2007

North American Music	$14.9	$0.8	$(6.1)	$13.1	$7.1
International Music	30.0	0.1	(13.0)	3.7	39.2
Artist Nation	1.5	0.4	—	2.9	(1.8)
Ticketing	(1.1)	0.2	—	0.5	(1.8)
Other and Eliminations	2.6	—	(0.2)	2.8	—
Corporate	(7.3)	1.9	—	1.3	(10.5)

Total Live Nation	$40.6	$3.4	$(19.3)	$24.3	$32.2

	For the six months ended June 30, 2008

North American Music	$33.8	$1.7	$—	$29.2	$2.9
International Music	26.5	0.6	—	13.2	12.7
Artist Nation	(12.5)	1.9	—	16.9	(31.3)
Ticketing	(6.0)	0.2	—	2.0	(8.2)
Other and Eliminations	34.3	(0.9)	(2.9)	4.5	33.6
Corporate	(19.7)	2.4	0.6	1.8	(24.5)

Total Live Nation	$56.4	$5.9	$(2.3)	$67.6	$(14.8)

	For the six months ended June 30, 2007

North American Music	$(4.1)	$1.6	$(6.1)	$26.9	$(26.5)
International Music	30.6	0.1	(13.1)	8.3	35.3
Artist Nation	(3.2)	0.7	—	6.6	(10.5)
Ticketing	(2.9)	0.3	—	1.1	(4.3)
Other and Eliminations	33.4	—	4.5	6.0	22.9
Corporate	(15.9)	3.1	—	2.5	(21.5)

Total Live Nation	$37.9	$5.8	$(14.7)	$51.4	$(4.6)

Reconciliation of Adjusted Operating Income (Loss) to Free Cash Flow – Second Quarter

($ in millions)	Q2 2008	Q2 2007
Adjusted operating income	$58.4	$40.6
Less: Interest expense — net	(11.2)	(10.8)
Cash taxes	(9.9)	(14.9)
Maintenance capital expenditures	(12.8)	(13.9)
Distributions to minority interest partners	(0.2)	(1.2)
Distributions from (contributions to) investments in nonconsolidated affiliates	1.4	1.7

Free cash flow	$25.7	$1.5

Reconciliation of Cash and Cash Equivalents to Free Cash as of June 30, 2008

($ in millions)	June 30, 2008
Cash and cash equivalents	$453.4
Deferred income	$(689.5)
Accrued artist fees	$(30.0)
Collections on behalf of others	$(88.8)
Prepaids related to artist settlements/events	$271.8

Free cash	$(83.1)